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                                                             EXECUTION COPY





                              9,500,000 Shares
                            ASARCO INCORPORATED
                                Common Stock
                               (No Par Value)


                           SUBSCRIPTION AGREEMENT


                                                 London, England

                                                          November 17, 1994


To:   CS FIRST BOSTON LIMITED
      S.G.WARBURG SECURITIES LTD.
      BARCLAYS DE ZOETE WEDD LIMITED
      JAMES CAPEL & CO. LIMITED
      CAZENOVE & CO.
      COMMERZBANK AKTIENGESELLSCHAFT
      CREDIT LYONNAIS SECURITIES
      DEUTSCHE BANK AKTIENGESELLSCHAFT
      GENERALE BANK
      INTERNATIONALE NEDERLANDEN BANK N.V.
      NATWEST SECURITIES LIMITED
      RBC DOMINION SECURITIES INC.
      ROBERT FLEMING & CO. LIMITED
      SWISS BANK CORPORATION
      c/o CS First Boston Limited ("CSFBL")
         One Cabot Square
         London, England E14 4QJ

Dear Sirs:

            1.  Introductory.  M.I.M. Holdings Limited (A.C.N.
009 814 019), a corporation incorporated in Queensland, Commonwealth of Australia ("MIM"), proposes to sell to the several Managers named in Schedule A hereto ("Managers"), for whom CSFBL and S.G.Warburg Securities Ltd. are acting as representatives ("Representatives"), 2,850,000 shares of the Common Stock, no par value per share ("Securities"), of ASARCO Incorporated, a New Jersey corporation ("Company") (such 2,850,000 shares of Securities being hereinafter referred to as the "International Firm Securities"). MIM also proposes to sell to the Managers and the U.S. Underwriters (as defined below), at the option of the Managers and the U.S. Underwriters, an aggregate of not more than 853,363 additional shares of Securities (collectively, "Optional Securities") as set forth below. The International Firm Securities and the Optional Securities that may be sold to the Managers ("International Optional

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Securities") are herein collectively called the "International Securities".

            It is understood that the Company and MIM are concurrently entering into an Underwriting Agreement, dated the date hereof ("Underwriting Agreement"), with certain United States underwriters listed in Schedule A thereto (the "U.S. Underwriters"), for whom CS First Boston Corporation ("CSFBC") and S.G.Warburg & Co. Inc. are acting as representatives (the "U.S. Representatives"), relating to the concurrent offering and sale of 6,650,000 shares of Securities ("U.S. Firm Securities", which together with the Optional Securities that may be sold to the U.S. Underwriters by MIM ("U.S. Optional Securities") are hereinafter called the "U.S. Securities") in the United States and Canada ("U.S. Offering"). The U.S. Securities and the International Securities are collectively referred to as the "Offered Securities". To provide for the coordination of their activities, the U.S. Underwriters and the Managers have entered into an Agreement Between U.S. Underwriters and Managers which permits them, among other things, to sell the Offered Securities to each other for purposes of resale.

            The Company and MIM hereby agree with the several Managers as follows:

            2. Representations and Warranties of the Company and MIM. (a) The Company represents and warrants to, and agrees with, the several Managers that:

            (i) A registration statement (No. 33-55993) relating to the Offered Securities, including a form of prospectus relating to the U.S. Securities, has been filed with the Securities and Exchange Commission ("Commission") and either (x) has been declared effective under the Securities Act of 1933 ("Act") and is not proposed to be amended or (y) is proposed to be amended by amendment or post-effective amendment. If the Company does not propose to amend such registration statement and if any post-effective amendment to such registration statement has been filed with the Commission prior to the execution and delivery of this Agreement, the most recent such amendment has been declared effective by the Commission. For purposes of this Agreement, "Effective Time" means (x) if the Company has advised CSFBL that it does not propose to amend such registration statement, the date and time as of which such registration statement, or the most recent post-effective amendment thereto (if any) filed prior to the execution and delivery of this Agreement,































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      was declared effective by the Commission, or (y) if the Company has advised CSFBL that it proposes to file an amendment or post-effective amendment to such registration statement, the date and time as of which such registration statement, as amended by such amendment or post-effective amendment, as the case may be, is declared effective by the Commission. "Effective Date" means the date of the Effective Time. Such registration statement, as amended at the Effective Time, including all material incorporated by reference therein and including all information (if any) deemed to be a part of such registration statement as of the Effective Time pursuant to Rule 430A(b) under the Act, is hereinafter referred to as the "Registration Statement", and the form of prospectus relating to the U.S. Securities, as first filed with the Commission pursuant to and in accordance with Rule 424(b) ("Rule 424(b)") under the Act or (if no such filing is required) as included in the Registration Statement, including all material incorporated by reference in such prospectus, is hereinafter referred to as the "U.S. Prospectus", and the form of prospectus relating to the International Securities as of the Effective Time, which is identical to the U.S. Prospectus except for the outside front cover page, the inside front cover page, the outside back cover page, the text under the captions "Underwriting" and "Subscription and Sale" in the U.S. Prospectus and the form of prospectus relating to the International Securities, respectively, and the inclusion of certain additional text under the caption "U.S. Taxation" in the form of prospectus relating to the International Securities (copies of such pages and text having been heretofore delivered to CSFBL on behalf of the Managers), is hereinafter referred to as the "International Prospectus"; and the U.S. Prospectus and the International Prospectus are hereinafter collectively referred to as the "Prospectuses".


           (ii) If the Effective Time is prior to the execution and delivery of this Agreement: (x) on the Effective Date, the Registration Statement conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission ("Rules and Regulations") and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (y) on the date of this Agreement, the Registration Statement conforms, and at the time of filing of the U.S. Prospectus pursuant to Rule 424(b),























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      the Registration Statement and the U.S. Prospectus will conform, in all material respects to the requirements of the Act and the Rules and Regulations, and (z) on the date of this Agreement and at the time of filing the U.S. Prospectus pursuant to Rule 424(b), (i) the Registration Statement does not and will not contain any untrue statement of a material fact or omits or will omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) the Prospectuses do not and will not contain any untrue statement of a material fact or omit or will omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If the Effective Time is subsequent to the execution and delivery of this Agreement: on the Effective Date, the Registration Statement and the U.S. Prospectus will conform in all material respects to the requirements of the Act and the Rules and Regulations, the Registration Statement will not contain any untrue statement of a material fact and will not omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectuses will not contain any untrue statement of a material fact and will not omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The two preceding sentences do not apply to statements in or omissions from the Registration Statement or either of the Prospectuses based upon written information furnished to the Company by any Manager through CSFBL or by any U.S. Underwriter through the U.S. Representatives specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 7(c).

            (b) MIM represents and warrants to, and agrees with, the several Managers that:

            (i) MIM has been duly incorporated and is validly existing under the laws of the State of Queensland, Commonwealth of Australia.

           (ii) On the date hereof, except as disclosed in the Prospectuses, MIM has and on the Closing Date hereinafter mentioned will have valid and unencumbered title to the Offered Securities and full right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver the Offered Securities and














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      upon the delivery of and payment for the Offered Securities hereunder the several Underwriters will acquire valid and unencumbered title to the Offered Securities.


          (iii) MIM is familiar with the Registration Statement and, in relation to any information concerning MIM included or incorporated by reference in the Registration Statement or any Prospectus (including, in each case, any amendment or supplement thereto) as confirmed in writing by representatives of MIM or the Company ("MIM Information") has no knowledge of any untrue statement of a material fact therein, or has no knowledge of any omission to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading, it being understood that such circumstances include that the Company has a 15.5% ownership in MIM.


           (iv) This Agreement and the Underwriting Agreement have been duly authorized, executed and delivered by MIM.

            (v) No consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required to be obtained or made by MIM for the consummation of the transactions contemplated by this Agreement or the Underwriting Agreement in connection with the sale of Offered Securities by MIM, except such as have been obtained and made under the Act, such as may have been filed or will be filed under the Securities Exchange Act of 1934 (the "Exchange Act") and such as may be required under state securities laws.


           (vi) The execution, delivery and performance of this Agreement and the Underwriting Agreement and the consummation of the transactions herein and therein contemplated, will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over MIM or any of its properties, or any agreement or instrument to which MIM is a party or by which MIM is bound or to which any of the properties of MIM is subject, or the memorandum or articles of association or any other constituent documents of MIM, and MIM has full power and authority to sell the Offered Securities as contemplated by this Agreement and the Underwriting Agreement, respectively.






















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            3.  Purchase, Sale and Delivery of Offered Securities.  On the
basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, MIM agrees to sell to the Managers and the Managers agree, severally and not jointly, to purchase from MIM, at a purchase price of $27.02 per share, the respective numbers of shares of International Firm Securities set forth opposite the names of the Managers in Schedule A hereto.

            MIM will deliver the International Firm Securities to CSFBL for the accounts of the Managers, against payment of the purchase price by wire transfer of immediately available funds (less two day's interest) to an account designated by MIM at 9:00 A.M., New York time, on November 23, 1994 or at such other time not later than seven full business days thereafter as CSFBL and MIM determine, such time being herein referred to as the "First Closing Date". The certificates for the International Firm Securities so to be delivered will be in definitive form, in such denominations and registered in such names as CSFBL requests and will be made available for checking and packaging at the above offices of Cravath, Swaine & Moore, at least 24 hours prior to the First Closing Date.

            In addition, upon written notice from CSFBC given to the Company and MIM from time to time not more than 30 days subsequent to the date of the public offering of the Offered Securities, the Managers and the U.S. Underwriters may purchase all or less than all the Optional Securities, at the purchase price per Security to be paid for the International Firm Securities. Unless otherwise agreed between CSFBL and CSFBC, the Optional Securities to be so purchased by the Managers shall be in the same proportion as the International Firm Securities bear to the Firm Securities. MIM agrees to sell to the Managers such International Optional Securities and the Managers agree, severally and not jointly, to purchase such International Optional Securities. Such International Optional Securities shall be purchased for the account of each Manager in the same proportion as the number of shares of International Firm Securities set forth opposite such Manager's name bears to the total number of shares of International Firm Securities (subject to adjustment by CSFBL to eliminate fractions) and may be purchased by the Managers only for the purpose of covering over-allotments made in connection with the sale of the International Firm Securities. No Optional Securities shall be sold or delivered unless the International Firm Securities and the U.S. Firm Securities previously have been, or simultaneously are, sold and delivered. The right to purchase the Optional Securities or























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any portion thereof may be exercised from time to time and to the extent not previously exercised may be surrendered and terminated at any time upon notice by CSFBC on behalf of the Managers and the U.S. Underwriters to MIM.

            Each time for the delivery of and payment of the International Optional Securities, being herein referred to as an "Optional Closing Date", which may be the First Closing Date (the First Closing Date and each Optional Closing Date, if any, being sometimes referred to as a "Closing Date"), shall be determined by CSFBC but shall be not later than seven full business days after written notice of election to purchase Optional Securities is given. MIM will deliver the International Optional Securities being purchased on each Optional Closing Date to CSFBL for the accounts of the several Managers against payment of the purchase price therefor by wire transfer in immediately available funds (less one day's interest) to an account designated by MIM. The certificates for the International Optional Securities will be in definitive form, in such denominations and registered in such names as CSFBL requests upon reasonable notice prior to such Optional Closing Date and will be made available for checking and packaging at the above offices of Cravath, Swaine & Moore, at a reasonable time in advance of the such Optional Closing Date.

            4. Offering by Managers. It is understood that the several Managers propose to offer the International Securities for sale to the public as set forth in the International Prospectus.

            In connection with the distribution of the International Securities, the Managers, through a stabilizing manager, may over-allot or effect transaction on any exchange, in any over-the-counter market or otherwise, which stabilize or maintain the market prices of the International Securities at levels other than those which might otherwise prevail, but in such event and in relation thereto, the Managers will act for themselves and not as agents of the Company, and any loss resulting from over-allotment and stabilization will be borne, and any profit arising therefrom will be beneficially retained, by the Managers. Such stabilizing, if commenced, may be discontinued at any time.

            5. Certain Agreements of the Company and MIM. The Company agrees with the several Managers and MIM that:

            (a) If the Effective Time is prior to the execution and delivery of this Agreement, the Company will file the U.S. Prospectus with the Commission





















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      pursuant to and in accordance with the following subparagraph of
      Rule 424(b) not later than the second business day following the execution and delivery of this Agreement: (A) if such filing is made on or before the fifth business day after the Effective Date, subparagraph (1) (or, if applicable and if consented to by CSFBL and MIM (which consent, in either case, shall not be unreasonably withheld), subparagraph (4)) or (B) if such filing is made after the fifth business day after the Effective Date, subparagraph (2) (or, if applicable and if consented to by CSFBL and MIM (which consent, in either case, shall not be unreasonably withheld) subparagraph (5)). The Company will advise CSFBL and MIM promptly of any such filing pursuant to Rule 424(b).

            (b) The Company will advise CSFBL and MIM promptly of any proposal to amend or supplement the registration statement as filed or the related prospectus or the Registration Statement or either of the Prospectuses and will not effect such amendment or supplementation without CSFBL's and MIM's prior consent (which consent, in either case, shall not be unreasonably withheld); and the Company will also advise CSFBL and MIM promptly of the effectiveness of the Registration Statement (if the Effective Time is subsequent to the execution and delivery of this Agreement) and of any amendment or supplementation of the Registration Statement or either of the Prospectuses and of the institution by the Commission of any stop order proceedings in respect of the Registration Statement and will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

            (c) If, at any time when a prospectus relating to the Offered Securities is required to be delivered under the Act in connection with sales by any U.S. Underwriter, Manager or dealer, any event occurs as a result of which either or both of the Prospectuses as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend either or both of the Prospectuses to comply with the Act, the Company will promptly notify CSFBL and MIM of such event and will promptly prepare and, in the case of the U.S. Prospectus, file with the Commission, at its own expense, an amendment or supplement which will correct such statement or























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      omission or an amendment which will effect such compliance.  Neither
      CSFBL's consent to, nor the Manager's delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6.

            (d) As soon as practicable, but not later than the Availability Date (as defined below), the Company will make generally available to its securityholders an earning statement covering a period of at least 12 months beginning after the Effective Date which will satisfy the provisions of Section 11(a) of the Act. For the purpose of the preceding sentence, "Availability Date" means the 45th day after the end of the fourth fiscal quarter following the fiscal quarter that includes the Effective Date, except that, if such fourth fiscal quarter is the last quarter of the Company's fiscal year, "Availability Date" means the 90th day after the end of such fourth fiscal quarter.

            (e) The Company will furnish to the Representatives copies of the Registration Statement (four of which will be signed and will include all exhibits), each preliminary prospectus relating to the International Securities, and, so long as delivery of a prospectus relating to the Offered Securities is required to be delivered under the Act in connection with sales by any U.S. Underwriter or dealer, the International Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as CSFBL reasonably requests. The Company will pay the expenses of printing and distributing all such documents.

            (f) The Company will arrange for the qualification of the Offered Securities for sale under the laws of such jurisdictions in the United States and Canada as CSFBC designates and will continue such qualifications in effect so long as required for the distribution; provided, however, that in no event shall the Company be required to qualify as a foreign corporation or to file a general consent for service of process in any such jurisdiction.

            (g) No action has been or, prior to the completion of the distribution of the Offered Securities, will be taken by the Company or MIM in any jurisdiction outside the United States and Canada that would permit a public offering of the Offered Securities, or possession or distribution of the International Prospectus, or any amendment or






















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      supplement thereto, or any related preliminary prospectus issued in connection with the offering of the Offered Securities, or any other offering material, in any country or jurisdiction where action for that purpose is required.

            (h) During the period of two years hereafter, the Company will furnish to the Representatives and, upon request, to each of the other Managers, as soon as practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year; and the Company will furnish to the Representatives (i) as soon as available, a copy of each report or definitive proxy statement of the Company filed with the Commission under the Securities Exchange Act of 1934 or mailed to stockholders, and (ii) from time to time, such other information concerning the Company as CSFBL may reasonably request.

            (i) MIM will indemnify and hold harmless the Managers against any documentary, stamp or similar issuance tax, including any interest and penalties, on the creation, issuance and sale of the Offered Securities and on the execution and delivery of this Agreement. All payments to be made by MIM hereunder shall be made without withholding or deduction or on account of any present or future taxes, duties or governmental charges whatsoever unless MIM is compelled by law to deduct or withhold such taxes, duties or charges. In that event, MIM shall pay such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made.

            (j) Each of the Company and MIM will not, and will not allow any of their respective subsidiaries or affiliates to, offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or cause to be filed with the Commission a registration statement under the Act relating to, or announce any offering of, any additional shares of the Company's Securities or securities convertible or exchangeable into or exercisable for any shares of Securities without the prior written consent of CSFBC for a period of, 60 days after the date of the sale of the Offered Securities, except that the Company may issue and sell Securities (or options exercisable for Securities) pursuant to any employee or non-employee director stock option, stock ownership, stock bonus or stock compensation plan, any dividend reinvestment plan or






















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      any savings plan of the Company, the Company may issue Securities or warrants as contemplated by the Shareholder Rights Plan (as defined in the Prospectuses) as it is in effect as of the date hereof and the Company may issue Securities or any securities convertible into or exchangeable for, or exercisable into shares of Securities pursuant to the terms of any securities outstanding at the date hereof or other obligations binding upon the Company and in effect at the date hereof.

            The Company and MIM agree with the several Underwriters that the Company and MIM will pay all expenses incident to the performance of the obligations of the Company and MIM, as the case may be, under this Agreement and will, jointly and severally, reimburse the U.S. Underwriters (if and to the extent incurred by them) for any filing fees and other expenses (including reasonable fees and disbursements of counsel) incurred by them in connection with qualification of the Offered Securities for sale under the laws of such jurisdictions in the United States and Canada as CSFBC designates and the printing of memoranda relating thereto and for expenses incurred in distributing preliminary prospectuses and the Prospectuses (including any amendments and supplements thereto) to the U.S. Underwriters.

            MIM agrees to deliver to CSFBL as representative of the several Managers on or prior to the Closing Date a properly completed and executed United States Treasury Department Form W-8 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

            6. Conditions of the Obligations of the Managers. The obligations of the several Managers to purchase and pay for the International Firm Securities on the First Closing Date and the International Optional Securities to be purchased on each Optional Closing Date will be subject to the accuracy of the representations and warranties on the part of the Company and of MIM herein, to the accuracy in all material respects of the statements of Company, MIM and each of their respective officers made pursuant to the provisions hereof, to the performance by the Company and by MIM of their respective obligations hereunder and to the following additional conditions precedent:

            (a) The Representatives shall have received a letter, dated the date of delivery thereof (which, if the Effective Time is prior to the execution and delivery of this Agreement, shall be on or prior to the






















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      date of this Agreement or, if the Effective Time is subsequent to the execution and delivery of this Agreement, shall be prior to the filing of the amendment or post-effective amendment to the registration statement to be filed shortly prior to the Effective
      Time), of Coopers & Lybrand confirming that they are independent public accountants within the meaning of the Act and the applicable published Rules and Regulations thereunder and stating to the effect that:

            (i) They have audited the consolidated balance sheets of the Company and its subsidiaries as of December 31, 1993 and 1992, and the consolidated statements of income, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1993, and the related financial statement schedules, all included in the Company's annual report on Form 10-K for the year ended
      December 31, 1993 (the "10-K"), and incorporated by reference in the Registration Statement; their report with respect thereto is also incorporated by reference in the Registration Statement.

          (ii)  In connection with the Registration Statement --

      A. They are independent certified public accountants with respect to the Company within the meaning of the Act and the applicable published rules and regulations thereunder.

      B. In their opinion, the consolidated financial statements and financial statement schedules of the Company audited by them and incorporated by reference in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related published rules and regulations.

      C. They have not audited any financial statements of the Company as of any date or for any period subsequent to December 31, 1993; although they have conducted an audit for the year ended December 31, 1993, the purpose (and therefore the scope) of the audit was to enable them to express their opinion on the consolidated financial statements as of December 31, 1993, and for the year then ended, but not on the financial statements for any interim period within that
























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            year.  Therefore, they are unable to and do not express any opinion on the unaudited consolidated balance sheet as of March 31, June 30 and September 30, 1994, and the unaudited consolidated statements of income, stockholders' equity and cash flows for the three-month periods ended March 31, 1994 and 1993, the three-month and six-month periods ended June 30, 1994 and 1993 and the three-month and nine-month periods ended September 30, 1994 and 1993 (collectively the "10-Qs"), all as incorporated by reference in the Registration Statement, or on the financial position, results of operations or cash flows as of any date or for any period subsequent to December 31, 1993.

      D. For purposes of their letter, they have read the 1994 minutes of meetings of the Board of Directors and the finance, pension advisory, audit, and organization and compensation committees of the Board of Directors of the Company as set forth in the minute books at November 11, 1994, officials of the Company having advised them that the minutes of all such meetings through that date were set forth therein; they have carried out other procedures to November 11, 1994, as follows:

            a. With respect to the three-month periods ended March 31, 1994 and 1993, the three-month and six-month periods ended June 30, 1994 and 1993 and the three-month and nine-month periods ended September 30, 1994 and 1993, they have --

                  (i) Performed the procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in SAS No. 71. Interim Financial Information, on the unaudited condensed consolidated financial statements, described in C, included in the 10-Qs incorporated by reference in the Registration Statement.


                 (ii) Inquired of certain officials of the Company who have responsibility for financial and accounting matters whether the unaudited condensed consolidated financial statements referred to in paragraph D.a(i) comply as to form in























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                        all material respects with the applicable
                        accounting requirements of the Exchange Act as it applies to Form 10-Q and the related published rules and regulations.

            b. With respect to the period from October 1, 1994 to November 11, 1994, they have been advised by officials of the Company that as of November 11, 1994 no financial statements as of any date or for any period subsequent to September 30, 1994 were available.

      E. Nothing came to their attention as a result of the foregoing procedures, however, that caused them to believe that --

             a.  (i)    Any material modifications should be made to the
                        unaudited condensed consolidated financial statements described in paragraph C incorporated by reference in the Registration Statement, for them to be in conformity with generally accepted accounting principles.


                 (ii) The unaudited condensed consolidated financial statements described in paragraph C do not comply as to form in all material respects with the applicable accounting requirements of the Exchange Act as it applies to Form 10-Q and the related published rules and regulations.

      F. As mentioned in paragraph D.b., Company officials have advised them that as of November 11, 1994 no financial statements as of any date or for any period subsequent to September 30, 1994, were available. They have inquired of certain officials of the Company who have responsibility for financial and accounting matters regarding whether (a) at November 11, 1994, there was any change in the capital stock, increases in short-term debt or long-term debt or any decreases in net current assets or net assets as compared with amounts shown on the September 30, 1994 unaudited consolidated balance sheet incorporated by reference in the Registration Statement; or (b) for the period from October 1, 1994 to November 11, 1994 there were any decreases, as compared with the corresponding period in the preceding year, in net sales, operating income, net income or earnings per share. These certain officials were unable to comment on whether (i) at November 11, 1994, there were any decreases in net current assets or net assets as compared with amounts shown on the September 30, 1994, unaudited condensed consolidated balance sheet incorporated by reference in the Registration Statement; or (ii) for the period from October 1, 1994 to November 11, 1994, there were any decreases, as compared with the corresponding period in the prior year, in net sales, operating income, net income or earnings per share. On the basis of these inquiries and their reading of the minutes as described in paragraph D, nothing came to their attention that caused them to believe that there was any such change, increase, or decrease, except in all instances for changes, increases, or decreases that the Registration Statement discloses have occurred or may occur and except as described in their letter.

      G. For purposes of their letter, they have also read the circled items on the attached copies of certain pages of the Registration Statement, the 10-K and the 10-Qs and performed the procedures referred to in paragraph I below.

      H. Their audits of the consolidated financial statements for the periods referred to in the introductory paragraph of their letter comprised audit tests and procedures deemed necessary for the purpose of expressing an opinion on such financial statements taken as a whole. For none of the periods referred to therein, or any other period, did they perform audit tests for the purpose of expressing an opinion on individual balances of accounts, percentages, ratios or summaries of selected transactions such as those referred to in paragraph G above and, accordingly, they express no opinion thereon.

      I. For purposes of their letter they have performed the following additional procedures, which were applied as indicated with respect to the items referred to in paragraph G above. The procedure performed for each item as indicated by letters
            (a) through (d) on copies of certain pages from the Registration Statement, the 10-K and the 10-Qs attached to their letter correspond with the procedures described by the same letter below.

            (a) compared specified dollar amounts, per share amounts and percentages to the corresponding amounts and percentages in the audited condensed consolidated financial statements described in the introductory paragraph of their letter, to the 1993 or 1992 audited consolidated financial statements or, where applicable, to the corresponding amounts and percentages in the unaudited consolidated financial statements described in paragraph D.a, filed on Form 10-Q, to the extent such amounts and percentages are included in or can be derived from such statements, and found them to be in agreement;

         (a-1) compared specified dollar amount to the corresponding dollar amount appearing in the 1993 audited financial statements of Southern Peru Copper Corporation and found them to be in agreement.

            (b) compared specified dollar and other amounts not derived directly from audited or unaudited consolidated financial statements to amounts in the Company's accounting records to the extent such amounts could be so compared directly to, and found them to be in agreement;

            (c) compared specified dollar and other amounts not derived directly from audited or unaudited consolidated financial statements, or that could not be compared directly to the Company's accounting records, to amounts in analyses or schedules prepared by the Company from its accounting records, and found them to be in agreement;

            (d) proved the arithmetic accuracy of the ratios based upon the above mentioned financial statements, accounting records and analyses.

            (b) If the Effective Time is not prior to the execution and delivery of this Agreement, the Effective Time shall have occurred not later than 10:00 P.M., New York time, on the date of this Agreement or such later date as shall have been consented to by CSFBL. If the

      Effective Time is prior to the execution and delivery of this Agreement, the U.S. Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and
      Section 5(a) of this Agreement. Prior to such Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or the Representatives, shall be contemplated by the Commission.

            (c) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development involving a prospective change, in or affecting particularly the business or properties of the Company or its subsidiaries which, in the judgment of a majority in interest of the Managers including the Representatives, materially impairs the investment quality of the Offered Securities; (ii) any downgrading in the rating of any debt securities or preferred stock of the Company by either Standard & Poor's Corporation or Moody's Investor Services, Inc., or any public announcement that any such organization has under surveillance or review its rating of any debt securities or preferred stock of the Company for possible downgrading; (iii) any suspension or limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (iv) any banking moratorium declared by Federal or New York authorities; or
      (v) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress or any other substantial national or international calamity or emergency if, in the judgment of a majority in interest of the Managers including the Representatives, the effect of any such outbreak, escalation, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the sale of and payment for the International Securities.

            (d) The Representatives shall have received an opinion, dated such Closing Date, of White & Case, counsel for the Company, to the effect that:

                  (i) The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of New Jersey, with corporate power and authority to own its properties and conduct its business as described in the Prospectuses;

                  (ii) The Company's authorized equity capital is, as to all legal matters in all material respects, as set forth in the Prospectuses; the Offered Securities delivered on the Closing Date conform in all material respects to the description thereof contained in the Prospectuses; the certificates for the Offered Securities are in valid form; and the stockholders of the Company have no preemptive rights with respect to the Offered Securities;

                  (iii) No consent, approval, authorization or order of, or filing with, any Federal or, to the best of such counsel's knowledge, after due inquiry, other governmental agency or body or any court having jurisdiction over the Company is required to be obtained by the Company for the consummation of the transactions contemplated by this Agreement or the Underwriting Agreement in connection with the sale of the Offered Securities, except such as have been obtained and made under the Act and such as may be required under state securities or Blue Sky laws;

                  (iv) The execution, delivery and performance by the Company of its obligations under this Agreement and the Underwriting Agreement and the issuance and sale of the Offered Securities will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any New York or Federal statute, any rule, regulation or order of any governmental agency or body or any court having jurisdiction over the Company or any Significant Subsidiary (as such term is defined in the indenture dated as of October 1, 1994 between the Company and Chemical Bank as trustee) of the Company or any of their properties, or any agreement or instrument for borrowed money known to such counsel to which the Company is a party or by which the Company is bound or to which any material properties of the Company is subject, or the charter or by-laws of the Company;

                  (v) The Registration Statement was declared effective under the Act as of the date and time specified in such opinion, the U.S. Prospectus either was filed with the Commission pursuant to the subparagraph of Rule 424(b) specified in such opinion on the date specified therein or was included in the Registration Statement (as the case may be), and, to the best of the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Act, and the Registration Statement and the U.S. Prospectus, and each amendment or supplement thereto, as of their respective effective or issue dates, complied as to form in all material respects with the requirements of the Act and the Rules and Regulations; such counsel have no reason to believe that, as of their respective effective or issue dates or as of the Closing Date, (i) the Registration Statement (including any amendment or supplement thereto) contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) either of the Prospectuses (including any amendment or supplement thereto) contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and such counsel do not know of any legal or governmental proceedings required to be described in the Registration Statement or the Prospectuses which are not described as required or of any contracts or documents of a character required to be described in the Registration Statement or the Prospectuses or to be filed as exhibits to the Registration Statement which are not described and filed as required; it being understood that such counsel need express no opinion as to the financial statements and related Schedules therein or other financial or statistical data contained or incorporated by reference in the Registration Statement or the Prospectuses;

                  (vi) Each of this Agreement and the Underwriting Agreement have been duly authorized, executed and delivered by the Company;

                  (vii) To the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose have been instituted or threatened; and

                  (viii) The statements in the Prospectuses under the headings "Description of Common Stock", "Description of Preferred Stock", "Description of Depositary Shares",
            "Description of Debt Securities", "Description of Warrants", "Corporate Provisions" and "Certain U.S. Federal Tax
            Considerations for non-United States Holders" fairly summarize, in all material respects, the matters therein described.

      In rendering such opinion, White & Case may rely as to all matters governed by New Jersey law on the opinion of Pitney, Hardin, Kipp & Szuch; provided however, that they will furnish a copy thereof to the Representatives and state in their opinion that they and the Representatives are justified in relying on such opinion of New Jersey counsel for such matters.

            (e) The Representatives shall have received an opinion, dated such Closing Date, of Augustus B. Kinsolving, Esq., Vice President, General Counsel and Secretary of the Company, to the effect that:

                  (i) Each of the Company and its Significant Subsidiaries (as such term is defined in the indenture dated as of October 1, 1994, between the Company and Chemical Bank, as trustee) has been duly incorporated and is an existing corporation or partnership in good standing under the laws of the jurisdiction of its incorporation or partnership formation, with corporate power and authority to own its properties and conduct its business as described in the Prospectuses; and each of the Company and its Significant Subsidiaries is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification (except where the failure to so qualify or be in good standing would not have a material adverse effect on the Company and its subsidiaries taken as a whole);


                (ii) The Company's authorized equity capital is, as to all legal matters in all material respects, as set forth in the Prospectuses; the Offered Securities delivered on the Closing Date conform in all material respects to the descrip tion thereof contained in the Prospectuses; the certificates for the Offered Securities are in valid form; and the stockholders of the Company have no preemptive rights with respect to the Offered Securities;


                 (iii) No consent, approval, authorization or order of, or filing with, any Federal or, to the best of such counsel's knowledge, after due inquiry, other governmental agency or body or any court is required to be obtained by the Company for the consummation of the transactions contemplated by this Agreement or the Underwriting Agreement, except such as have been obtained and made under the Act and such as may be required under state securities laws;

                  (iv) The execution, delivery and performance by the Company of its obligations under this Agreement and the Underwriting Agreement and the sale of the Offered Securities will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any rule, regulation or order of any governmental agency or body or any court having jurisdiction over the Company or any Significant Subsidiary of the Company or any of their material properties, or any agreement or instrument for borrowed money known to such counsel to which the Company or any such Significant Subsidiary is a party or by which the Company or any such Significant Subsidiary is bound or to which any of the properties of the Company or any such Significant Subsidiary is subject, or the charter or by-laws of the Company or any such Significant Subsidiary;


                 (v) The Registration Statement and the Prospectuses and each amendment or supplement thereto, as of their respective effective or issue dates, complied as to form in all material respects with the requirements of the Act and the Rules and Regulations; such counsel believes that, as of their respective effective or issue dates or as of the Closing Date (x) the Registration Statement (including any amendment or supplement thereto) did not contain any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (y) neither of the Prospectuses (including any amendment or supplement thereto) contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; the descriptions in the Registration Statement and the Prospectuses of statutes, legal and governmental proceedings and contracts and other documents are accurate and fairly present the information required to be shown; and such counsel does not know of any legal or governmental proceedings required to be described in the Registration Statement or the Prospectuses which are not described as required or of any contracts or documents of a character required to be described in the Registration Statement or the Prospectuses or to be filed as exhibits to the Registration Statement which are not described and filed as required; it being understood that such counsel need express no opinion as to the financial statements and related Schedules therein or other financial or statistical data contained or incorporated by reference in the Registration Statement or the Prospectuses;

                  (vi) Each of this Agreement and the Underwriting Agreement has been duly authorized, executed and delivered by the Company;

                  (vii) The Offered Securities delivered on the Closing Date have been duly authorized and validly issued and are fully paid and non- assessable;

                  (viii) To the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or threatened; and


                 (ix) No holders of securities of the Company have rights to the registration of such securities except as specifically referred to in the Prospectuses.

      In rendering such opinion, Augustus B. Kinsolving may rely as to all matters governed by New Jersey law on the opinion of Pitney, Hardin, Kipp & Szuch; provided however, that he will furnish a copy thereof to the Representatives and state in his opinion that he and the Representatives are justified in relying on such opinion of New Jersey counsel for such matters.

            (f) The Representatives shall have received an opinion, dated such Closing Date, of Sullivan & Cromwell, special counsel for MIM, to the effect that:

                  (i) No consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required to be obtained or made by MIM for the consummation of the transactions contemplated by this Agreement and the Underwriting Agreement in connection with the sale of the Offered Securities, except such as have been obtained and made under the Act, such as may have been filed or will be filed under the Exchange Act and such as may be required under state securities laws;


                (ii) To such counsel's knowledge, the execution, delivery and performance of this Agreement and the Subscription Agreement, and the consummation of the transactions herein and therein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any rule, regulation or order of any governmental agency or body of any court having jurisdiction over MIM or any of its properties or any of the agreements between MIM and the Company dated September 29, 1985, September 14, 1987, September 10, 1990 and July 1, 1993 or the Stock Purchase Agreement between MIM and the Company dated June 24, 1981 or MIM's guarantee of the Senior Unsecured Notes of Mount Isa Finance N.V. due 2000 and 2005 except for conflicts, violations, breaches or defaults which would not have a material adverse effect on the business, financial condition or operations of MIM and its subsidiaries taken as a whole; and


                 (iii) Each of this Agreement and the Underwriting Agreement, has been duly delivered by MIM.

In rendering such opinion, Sullivan & Cromwell may (A) limit their opinion to matters governed by the laws of the State of New York and the Federal laws of the United States of America and (B) rely as to all matters governed by Australian law on the opinion of Feez Ruthning.

            (g) The Representatives shall have received from Cravath, Swaine & Moore, counsel for the Managers, such opinion or opinions, dated such Closing Date, with respect to the incorporation of the Company, the validity of the Offered Securities delivered on such Closing Date, the Registration Statement, the Prospectuses and other related matters as the Managers may require, and the Company and MIM shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters. In rendering such opinion, Cravath, Swaine & Moore may rely as to the incorporation of the Company and all other matters governed by New Jersey law upon the opinion of Pitney, Hardin, Kipp & Szuch referred to above.

            (h) The Representatives shall have received a certificate, dated such Closing Date, of the President, any Executive Vice President or any Vice-President and a principal financial or accounting officer of the Company in which such officers, to the best of their knowledge after reasonable investigation, shall state that the representations and warranties of the Company in this Agreement are true and correct, that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date in all material respects, that no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission and that, subsequent to the date of the most recent financial statements in the Prospectuses, there has been no material adverse change in the financial position or results of operation of the Company and its subsidiaries taken as a whole except as set forth in or contemplated by the Prospectuses or as described in such certificate.

            (i) The Representatives shall have received a letter, dated such Closing Date, of Coopers & Lybrand which meets the requirements of subsection (a) of this Section, except that the specified date referred to in such subsection will be a date not more than five days prior to such Closing Date for the purpose of this subsection.

            (j) The Representatives shall have received an opinion from Feez Ruthning, Australian counsel for MIM, to the effect that:

                  (i) MIM has been duly incorporated and is validly
            existing under the laws of Queensland;


                 (ii) MIM has the power, and has taken all necessary
            corporate action, to enter into this Agreement and the Underwriting Agreement and to effect the transactions contemplated in each such document ("Transactions");


                (iii) no notification, consent, authorization or filing is required from or to any governmental agency in connection with the Transactions;


                 (iv) such Transactions do not violate any applicable law
            of the state of Queensland and this Agreement and the Underwriting Agreement constitute valid and binding obligations of MIM;

                  (v) MIM had valid and unencumbered title to the Offered Securities and had full right, power and authority to sell, assign, transfer and deliver the Offered Securities hereunder and under the Underwriting Agreement;


                 (vi) To such counsel's knowledge, the execution, delivery and performance of this Agreement and the Underwriting Agreement, and the consummation of the transactions herein and therein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any rule, regulation or order of any governmental agency or body of any court having jurisdiction over MIM or any of its properties or any agreement or instrument to which MIM is a party or by which MIM is bound or to which any of the properties of MIM is subject, or the memorandum, articles of association or other constituent documents of MIM, except for conflicts, violations, breaches or defaults which would not have a material adverse effect on the business, financial condition or operations of MIM and its subsidiaries taken as a whole; and


                (vii) Each of this Agreement and the Underwriting Agreement has been duly authorized and executed by MIM.

In rendering such opinion, Feez Ruthning may limit their opinion to matters governed by the laws of the State of

Queensland and the Federal laws of the Commonwealth of Australia.

            (k) On such Closing Date, the U.S. Underwriters shall have purchased the U.S. Firm Securities or the U.S. Optional Securities, as the case may be, pursuant to the Underwriting Agreement.

            The Company and MIM will furnish the Managers with such conformed copies of such opinions, certificates, letters and documents as the Managers reasonably request.

            7. Indemnification and Contribution. (a) The Company will indemnify and hold harmless each Manager and MIM and MIM's or MIM's affiliates' (other than, if deemed an affiliate, the Company's) officers, affiliates (other than the Company's), directors, agents and employees (together, the "MIM Indemnified Persons") against any losses, claims, damages or liabilities, joint or several, to which such Manager may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, either of the Prospectuses, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon (i) in the case of the Registration Statement, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and (ii) in the case of any prospectus, the omission or alleged omission to state therein any material fact necessary in order to make the statements therein, in the light of the circumstances in which they were made, not misleading, and will reimburse each Manager and the MIM Indemnified Persons (as applicable) for any legal or other expenses reasonably incurred by such Manager or such MIM Indemnified Persons, as the case may be, in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that (A) the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Manager through the Representatives or by or on behalf of MIM through its representative specifically for use therein, it being understood and agreed that the only information furnished by any Manager consists of the information described as such in subsection (c) below and the information furnished by MIM consists of the MIM Information and (B) the Company shall not be liable to any of the MIM Indemnified Persons or to any Manager with respect to the basic prospectus or any preliminary prospectus to the extent that a prospectus relating to such Offered Securities was required to be delivered by such Manager under the Act in connection with such purchase and any such loss, claim, damage or liability results from the fact that a Manager sold Securities to a person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the final prospectus as then amended or supplemented where the untrue statement or omission of a material fact contained in the basic prospectus or any preliminary prospectus was corrected in the final prospectus (or the final prospectus as supplemented) if the Company had previously furnished copies thereof to such Manager.

            (b) MIM will indemnify and hold harmless, each Manager and the Company and the Company's or the Company's affiliates' (other than, if deemed an affiliate, MIM's) officers, affiliates (other than MIM), directors, agents and employees (together, the "Company Indemnified Persons") against any losses, claims, damages or liabilities, joint or several, to which such Manager or the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, either of the Prospectuses, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon (i) in the case of the Registration Statement, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and (ii) in the case of any prospectus, the omission or alleged omission to state therein any material fact necessary in order to make the statements therein, in the light of circumstances in which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission was made in reliance upon and in conformity with MIM Information and will reimburse each Manager and the Company Indemnified Persons (as applicable) for any legal or other expenses reasonably incurred by such Manager or such Company Indemnified Persons (as the case may be) in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that (i) MIM will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Manager through CSFBL specifically for use therein, it being understood and agreed that the only information furnished by any Manager consists of the information described as such in subsection (c) below and (ii) MIM shall not be liable to any of the Company Indemnified Persons or to any Manager with respect to the basic prospectus or any preliminary prospectus to the extent that a prospectus relating to such Offered Securities was required to be delivered by such Manager under the Act in connection with such purchase and any such loss, claim, damage or liability results from the fact that a Manager sold Securities to a person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the final prospectus as then amended or supplemented where the untrue statement or omission of a material fact contained in the basic prospectus or any preliminary prospectus was corrected in the final prospectus (or the final prospectus as supplemented) if the Company had previously furnished copies thereof to such Manager.

This indemnity is limited in respect of the Registration Statement insofar as it relates to the Offered Securities.

            (c) Each Manager will severally and not jointly indemnify and hold harmless the Company and MIM against any losses, claims, damages or liabilities to which the Company or MIM may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, either of the Prospectuses, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon (i) in the case of the Registration Statement, the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and (ii) in the case of any prospectus, the omission or alleged omission to state therein any material fact necessary in order to make the statements therein, in the light of the circumstances in which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Manager through CSFBL specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company or MIM in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by any Manager consists of the following information in the International Prospectus furnished on behalf of each Manager: the last paragraph at the bottom of the cover page concerning the terms of the offering by the Managers, the legend concerning over-allotments and stabilizing on the inside front cover page, the concession and reallowance figures appearing in the paragraph under the caption "Subscription and Sale" and the information furnished on behalf of CSFBL or S.G.Warburg Securities Ltd., as the case may be, in the last paragraph under the caption "Subscription and Sale".

            (d) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a), (b) or (c) above, notify the indemnifying party of the commencement thereof; but the omission so to notify the indem-nifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under subsection (a), (b) or (c) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party or, if any Underwriter is an indemnified party, without the prior written consent of each Underwriter or the Representatives on behalf of each Underwriter, effect any settlement of any pending or threatened action in respect of which any indemnified party is a party and indemnity can be sought hereunder by such indemnified party unless such settlement includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action.

            (e) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above, in each case as limited by (a), (b) or (c) above then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a), (b) or (c) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and MIM on the one hand and the Managers on the other from the offering of the International Securities (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and MIM on the one hand and the Managers on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations or (iii) as between MIM and the Company in such proportion as is appropriate to reflect both the relative fault of MIM and the Company and the relative benefits received by MIM and the Company. The relative benefits received by the Company and MIM on the one hand and the Managers on the other shall be deemed to be in the same proportion as the total net proceeds from the offering of the International Securities (before deducting expenses) received by the Company and MIM bear to the total underwriting discounts and commissions received by the Managers. The relative benefits received by the Company, on the one hand, and MIM on the other, in each case shall be deemed to be in the same proportion as the total net proceeds received by each. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, MIM or the Managers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (e). Notwithstanding the provisions of this sub-section (e), no Manager shall be required to contribute any amounts in excess of the amount by which the total price at which the International Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Manager has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Managers' obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint.

            (f) The obligations of the Company and MIM under this Section shall be in addition to any liability which the Company and MIM may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Manager within the meaning of the Act; and the obligations of the Managers under this Section shall be in addition to any liability which the respective Managers may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company, to each officer of the Company who has signed the Registration Statement, to the MIM Indemnified Persons and to each person, if any, who controls the Company within the meaning of the Act.

            8. Default of Managers. If any Manager or Managers default in their obligations to purchase International Securities hereunder on either the First Closing Date or any Optional Closing Date and the aggregate number of shares of International Securities that such defaulting Manager or Managers agreed but failed to purchase does not exceed 10% of the total number of shares of International Securities that the Managers are obligated to purchase on such Closing Date, CSFBL may make arrangements satisfactory to the Company and MIM for the purchase of such International Securities by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date the non-defaulting Managers shall be obligated severally, in proportion to their respective com-mitments hereunder, to purchase the International Securities that such defaulting Managers agreed but failed to purchase on such Closing Date. If any Manager or Managers so default and the aggregate number of shares of International Securities with respect to which such default or defaults occur exceeds 10% of the total number of shares of International Securities that the Managers are obligated to purchase on such Closing Date and arrangements satisfactory to CSFBL, the Company and MIM for the purchase of such International Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Manager, the Company or MIM, except as provided in Section 9 (provided that if such default occurs with respect to International Optional Securities after the First Closing Date, this Agreement will not terminate as to the International Firm Securities or any International Optional Securities purchased prior to such termination). As used in this Agreement, the term "Manager" includes any person substituted for a Manager under this Section. Nothing herein will relieve a defaulting Manager from liability for its default.

            9. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers, of MIM and of the several Managers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Manager, MIM, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the International Securities. If this Agreement is terminated pursuant to
Section 8 or if for any reason the purchase of the International
Securities by the Managers is not consummated, the Company and MIM shall remain responsible for the expenses to be paid or reimbursed by them pursuant to Section 5 and the respective obligations of the Company, MIM and the Managers pursuant to Section 7 shall remain in effect and if any International Securities have been purchased hereunder the representations and warranties in Section 2 and all obligations under Section 5 shall also remain in effect. If the purchase of the International Securities by the Managers is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 8 or the occurrence of any event specified in clause (iii), (iv), or (v) of Section 6(c), the Company and MIM will, jointly and severally, reimburse the Managers for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the International Securities.


           10. Notices. All communications hereunder will be in writing and, if sent to the Managers, will be mailed, delivered or facsimiled and confirmed to CSFBL at One Cabot Square, London E14 4QJ England, Attention:
Company Secretary, or, if sent to the Company, will be mailed, delivered or facsimiled and confirmed to it at 180 Maiden Lane, New York, New York 10038, Attention: Augustus B. Kinsolving, Esq.; or, if sent to MIM, will be mailed, delivered or facsimiled and confirmed to M.I.M. Holdings Limited, M.I.M. Plaza, 410 Ann Street, Brisbane 4000, Queensland, Australia, Attention: David Munro, General Counsel and Secretary; provided, however, that any notice to a Manager pursuant to Section 7 will be mailed, delivered or facsimiled and confirmed to such Manager.


           11. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 7, and no other person will have any right or obligation hereunder.


           12. Representation of Managers. CSFBL will act for the several Managers in connection with this financing, and any action under this Agreement taken by CSFBL will be binding upon all the Managers.


           13. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.


           14. APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

            Each of the Company and MIM hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby; provided, however, that the Underwriters and the Company acknowledge that MIM expressly reserves all rights it may have to remove any suit brought in any such state court to the appropriate Federal court in the Borough of Manhattan in the City of New York.

            If the foregoing is in accordance with the Managers' understanding of our agreement, kindly sign and return to us the Company of the counterparts hereof, whereupon it will become a binding agreement between the Company and the several Managers in accordance with its terms.

                                    Very truly yours,

                                          ASARCO INCORPORATED

                                                By__________________


                                          M.I.M. HOLDINGS LIMITED

                                                By__________________

The foregoing Subscription Agreement
 is hereby confirmed and accepted as
 of the date first above written.

      CS FIRST BOSTON LIMITED

            By______________________



      S.G.WARBURG SECURITIES LTD.
      BARCLAYS DE ZOETE WEDD LIMITED
      JAMES CAPEL & CO. LIMITED
      CAZENOVE & CO.
      COMMERZBANK AKTIENGESELLSCHAFT
      CREDIT LYONNAIS SECURITIES
      DEUTSCHE BANK AKTIENGESELLSCHAFT
      GENERALE BANK
      INTERNATIONALE NEDERLANDEN BANK N.V.
      NATWEST SECURITIES LIMITED
      RBC DOMINION SECURITIES INC.
      ROBERT FLEMING & CO. LIMITED
      SWISS BANK CORPORATION

      Each by its duly authorized
      attorney-in-fact,

           By______________________

                                 SCHEDULE A

                                                       Number of International
                                                           Firm Securities
                     Underwriter

 CS FIRST BOSTON LIMITED . . . . . . . . . . . . .        1,065,000
 S.G.WARBURG SECURITIES LTD. . . . . . . . . . . .        1,065,000
 BARCLAYS DE ZOETE WEDD LIMITED  . . . . . . . . .           60,000
 JAMES CAPEL & CO. LIMITED . . . . . . . . . . . .           60,000
 CAZENOVE & CO.  . . . . . . . . . . . . . . . . .           60,000
 COMMERZBANK AKTIENGESELLSCHAFT  . . . . . . . . .           60,000
 CREDIT LYONNAIS SECURITIES  . . . . . . . . . . .           60,000
 DEUTSCHE BANK AKTIENGESELLSCHAFT  . . . . . . . .           60,000
 GENERALE BANK . . . . . . . . . . . . . . . . . .           60,000
 INTERNATIONALE NEDERLANDEN BANK N.V.  . . . . . .           60,000
 NATWEST SECURITIES LIMITED  . . . . . . . . . . .           60,000
 RBC DOMINION SECURITIES INC.  . . . . . . . . . .           60,000
 ROBERT FLEMING & CO. LIMITED  . . . . . . . . . .           60,000
 SWISS BANK CORPORATION  . . . . . . . . . . . . .           60,000
              Total  . . . . . . . . . . . . . . .        2,850,000